Exhibit 1.01

CONFLICT MINERALS REPORT OF

OUSTER, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2024

I.	Introduction

This is the Conflict Minerals1 Report of Ouster, Inc. (“we,” “our,” “us,” “Ouster,” or the “Company”) prepared for calendar year 2024 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.

In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance from the Securities and Exchange Commission (“SEC”), and other issues.

II.	Overview

Company Profile

Ouster is building the eyes of autonomy. We are a leading global provider of lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries. The Company’s products include high-resolution scanning and solid-state digital lidar sensors, analog lidar sensors, and software solutions. We anticipate that 3D vision technologies, coupled with artificial intelligence, will power autonomy that in turn will fundamentally disrupt business models across many existing industries and also enable entirely new industries and capabilities. We believe that our digital lidar sensors are one of the highest performing, lowest cost solutions available today, which we believe positions us at the center of a global revolution in autonomy.

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.

[2]

OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

The Company evaluated its current product lines and determined that during 2024, conflict minerals were likely necessary to the functionality or production of products it manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. The Company does not purchase raw ore or unrefined conflict minerals and it conducts no purchasing activities directly in the DRC or adjoining countries.

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rules and the Company’s expectations from its suppliers. The policy resides on our corporate website at https://investors.ouster.com/governance/governance-documents/default.aspx.

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out an independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

III.	Due Diligence Measures Performed by The Company

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.

Conflict minerals team – The Company established a conflict minerals team that includes individuals from the relevant business units and departments including legal, finance and supply chain. The team was structured to include the involvement from those in upper management roles, including but not limited to the Controller, Vice President of Global Supply Chain, and the General Counsel to help ensure that critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers.

b.

Conflict minerals policy – The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website at https://investors.ouster.com/governance/governance-documents/default.aspx.

c.

Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. Stakeholders, internal and external, can communicate directly and confidentially with our compliance officer.

d.	Records management – The Company will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.

Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.

Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.

Completed additional follow-up – The Company contacted direct suppliers multiple times to request detailed conflict minerals information. We also worked to clarify and validate the accuracy of information provided by our suppliers in order to assess and verify that we are receiving conflict minerals information specific to our supply-chain.

d.

Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that help ensure the minerals are responsibly sourced according to the OECD Due Diligence Guidance. The Company also utilized information provided by the London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC) cross-recognition audit programs. The Company also accessed a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.

Designed and implemented a plan – Our team reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs and the country of origin of the minerals processed at such facilities.

b.

Provided conflict minerals policy to suppliers – After working with a supplier to obtain a CMRT, we provide them with a copy of our conflict minerals policy for their records to ensure our suppliers continue to operate in line with our expectations.

c.

Provided the Company’s Supplier Quality Assurance Manual (the “Manual”) to suppliers and required them to acknowledge receipt of the same. The Manual, among other things, requires our suppliers to collaborate with the Company in developing a chain of custody for the Conflict Minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our products.

d.

Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company has access to a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

The Company is using information provided by independent third-party audit programs, including the RMI RMAP, LBMA, and RJC, to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at https://investors.ouster.com/financials/sec-filings/default.aspx.

IV.	Product Description; Processing Facilities

The Company’s OS product line is available in four different models. The model options include the hemispheric field of view “OSDome”, the ultra-wide view “OS0,” the mid-range “OS1,” and the long-range “OS2.” Within each of these models, we offer numerous configuration options, including but not limited to different resolutions, connection standards, and data output structures. As we continue to release new generations of the silicon CMOS SoCs that power the OS product line, we expect the performance of our sensors to improve. The Company’s product offerings also include the REV7 OS series scanning sensors powered by our L3 chip. Compared to our earlier generation sensors, REV7 delivers double the range, enhanced object detection, increased precision and accuracy, and greater reliability. We also provide perception software platforms that are coupled with hardware products.

On February 10, 2023, we completed our merger of equals with Velodyne Lidar, Inc., (“Velodyne”) pursuant to the terms of the Agreement and Plan of Merger with Velodyne (the “Velodyne Merger”). We offer certain surround-view lidar sensors that Velodyne previously marketed prior to the Velodyne Merger. These scanning lidar products include the VLP-16, VLP-16 Lite, VLP-16 Hi-Res, VLP-32, and VLS-128, and are in the final stages of their product lifecycle.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2024. The information from our suppliers is still evolving and some contain company-level declarations (i.e., declarations not specific to the Company’s supply chain). As such, this smelter list is presented in good faith as the best information we have to date. For 2024, we identified 338 SORs in our supply chain, 209 have been audited as conformant with the RMAP. As noted above, some of the Company’s suppliers responded to our diligence requests by providing information relating to all of the items such suppliers produce without identifying smelters specific to the goods in the Company’s supply chain. Accordingly, because of this generic information and suppliers’ practice of over-reporting CMRT information, the Company was unable to confirm after diligence whether non-compliant smelters are not part of our supply chain. The inclusion of smelters in the list below, as well as possible countries of origin, is not a definitive indicator that the Company utilizes materials sourced from these smelters or countries. We will continue our diligence efforts by further engaging with our suppliers to improve transparency and confirm their compliance with our conflicts mineral policy and applicable law. We will update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763

Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015

Gold	African Gold Refinery	UGANDA	CID003185

Gold	Agosi AG	GERMANY	CID000035

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Albino Mountinho Lda.	PORTUGAL	CID002760

Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	Attero Recycling Pvt Ltd	INDIA	CID004697

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Augmont Enterprises Private Limited	INDIA	CID003461

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangalore Refinery	INDIA	CID002863

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden Ronnskar	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	Caridad	MEXICO	CID000180

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264

Gold	Coimpa Industrial LTDA	BRAZIL	CID004010

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	Dongwu Gold Group	CHINA	CID003663

Gold	Dowa	JAPAN	CID000401

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425

Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584

Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Gold by Gold Colombia	COLOMBIA	CID003641

Gold	Gold Coast Refinery	GHANA	CID003186

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Gold	Impala Platinum—Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714

Gold	Industrial Refining Company	BELGIUM	CID002587

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	JALAN & Company	INDIA	CID002893

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Advanced Metals Corporation	JAPAN	CID000937

Gold	K.A. Rasmussen	NORWAY	CID003497

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kundan Care Products Ltd.	INDIA	CID003463

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	L’Orfebre S.A.	ANDORRA	CID002762

Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689

Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	MD Overseas	INDIA	CID003548

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MKS PAMP SA	SWITZERLAND	CID001352

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522

Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Gold	Safimet S.p.A	ITALY	CID002973

Gold	SAFINA A.S.	CZECHIA	CID002290

Gold	Sai Refinery	INDIA	CID002853

Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527

Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761

Gold	Sovereign Metals	INDIA	CID003383

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	Sudan Gold Refinery	SUDAN	CID002567

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918

Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	WEEEREFINING	FRANCE	CID003615

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Tantalum	5D Production OU	ESTONIA	CID003926

Tantalum	AMG Brasil	BRAZIL	CID001076

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET de Mexico	MEXICO	CID002539

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	PowerX Ltd.	RWANDA	CID004054

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869

Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544

Tantalum	TANIOBIS GmbH	GERMANY	CID002545

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Aurubis Beerse	BELGIUM	CID002773

Tin	Aurubis Berango	SPAIN	CID002774

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486

Tin	CRM Synergies	SPAIN	CID003524

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356

Tin	Dowa	JAPAN	CID000402

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796

Tin	Luna Smelter, Ltd.	RWANDA	CID003387

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	Pongpipat Company Limited	MYANMAR	CID003208

Tin	Precious Minerals and Smelting Limited	INDIA	CID003409

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868

Tin	PT Rajehan Ariq	INDONESIA	CID002593

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Tin	Super Ligas	BRAZIL	CID002756

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403

Tin	Thaisarco	THAILAND	CID001898

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Woodcross Smelting Company Limited	UGANDA	CID004724

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397

Tungsten	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468

Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417

Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408

Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407

Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397

Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643

Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA	CID004056

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Masan High-Tech Materials	VIET NAM	CID002543

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845

Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797

Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

V.	Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to help ensure alignment throughout the supply chain.

In addition to the above-referenced steps, the Company plans to undertake the following steps during the next compliance period:

•	Review the conflict minerals policy statement and update if necessary.

•

Continue to encourage suppliers’ comportment with the requirements set forth in our Supplier Quality Assurance Manual and their own stated commitment to source minerals from smelters and refiners validated as being conflict free.

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI, and through our Company’s own coordinated outreach to smelters.

•	Encourage responsible sourcing from the DRC and adjoining countries.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “believes,” “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts, expected future diligence actions, our competitive position and our plans to stop manufacturing legacy Velodyne products. These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different, including, but not limited to, we and our vendors are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in expanding production facilities; and failure to meet evolving environmental, social, and governance (“ESG”) expectations or standards or to achieve our ESG goals could adversely affect our business, results of operations, financial condition, and stock price; as well as the risks discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and as may be further updated from time to time in the Company’s other filings with the SEC. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from the Company’s suppliers.

Australia	Nicaragua

Benin	Niger

Bolivia (Plurinational State of)	Nigeria

Brazil	Papua New Guinea

Burundi	Peru

Canada	Philippines

Chile	Portugal

China	Russian Federation

Colombia	Rwanda

Congo, Democratic Republic of the	Sierra Leone

Ethiopia	South Africa

France	Spain

Guyana	Sweden

Indonesia	Tanzania

Japan	Thailand

Laos	Uganda

Madagascar	United Kingdom of Great Britain and Northern Ireland

Malaysia	United States of America

Mongolia	Uzbekistan

Mozambique	Vietnam

Myanmar	Zambia

Namibia	Zimbabwe